Exhibit (h)(20) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

Schedule 1

to Limited Power of Attorney

dated as of January 1, 2004

(revised as of March 1, 2019)

by FEDERATED GLOBAL INVESTMENT MANAGEMENT CORP. (the Adviser "),

acting on behalf of each of the funds and accounts listed below, and appointing

FEDERATED ADVISORY SERVICES COMPANY

the attorney-in-fact of the Adviser

List of Funds and Accounts

Federated Global Allocation Fund

Federated Clover Small Value Fund

Federated Hermes International Equity Fund

Federated Hermes SDG Engagement Equity Fund

Federated International Small-Mid Company Fund

Federated International Leaders Fund

Federated Managed Volatility Fund II

Federated Managed Volatility Strategy Portfolio

AS - Federated Aggressive Growth

LVM 13

LVM 31

LVM Europa-Atkien

LVM Inter-Aktien

LVM Profutur

Onatl - International Portfolio

Onatl - International Small Company Fund